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                                                                   EXHIBIT 23.15


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 1999 on the financial statements of Putzel Electrical Contractors, Inc. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated December 31, 1998 and to all references to our Firm included in this Registration Statement.



Davidson and Golden, P.C.
Brentwood, Tennessee
November 15, 1999